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                                                                EXHIBIT 99.1


                            COACHMEN INDUSTRIES, INC.
           2831 Dexter Drive o P.O. Box 3300 o Elkhart, Indiana 46515
                       o 574/262-0123 o Fax 574/262-8823


                                  NEWS RELEASE

For immediate release Friday, October 10, 2003

COACHMEN  INDUSTRIES,   INC.  EXPECTS   SIGNIFICANTLY   IMPROVED  THIRD  QUARTER
PERFORMANCE

        o Anticipated third quarter profit exceeds market consensus estimate by 32% to 40%
        o Company expects highest earnings level in 16 quarters: $0.33 to $0.35 per share.
        o Sales increase expected to be 13% over last year.

ELKHART, IND. - Coachmen Industries, Inc. (NYSE: COA) today announced it expects improved financial results for the third quarter ended September 30, 2003. The Company expects net income of between $0.33 and $0.35 per share compared to $0.18 per share in the second quarter, a loss of $0.18 in the first quarter, and income of $0.27 per share in the third quarter of 2002. Coachmen also expects a 13% increase in sales for the third quarter compared with the year-ago quarter. These anticipated third quarter results exceed the market consensus estimate of $0.25 per share, and are consistent with the Company's forecast for full-year results. Earnings of $0.33 to $0.35 per share would be the highest level of quarterly earnings in the last 16 quarters.

These results are preliminary and subject to final review. Coachmen will report full third quarter financial results after close of the market on Monday, October 27, 2003 and hold a conference call to discuss these results at 10:00 a.m. Eastern time on Tuesday, October 28, 2003.

Coachmen Industries, Inc., founded in 1964, is one of the nation's leading manufacturers of recreational vehicles with well-known brand names including COACHMEN(R), GEORGIE BOY(R), SHASTA(R) and VIKING(R). Coachmen Industries is also one of the largest systems-built home producers in the nation with its ALL AMERICAN HOMES(R) subsidiaries. Modular commercial structures are manufactured by the Company's Miller Building Systems subsidiary. Prodesign, LLC is a subsidiary that produces custom

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Coachmen Industries, Inc. Expects Improved Third Quarter Results
Page 2
October 10, 2003
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composite  and  thermoformed  plastic  parts for numerous  industries  under the
PRODESIGN(R) brand. Coachmen Industries, Inc. is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the COA ticker symbol.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS, WHICH ARE INHERENTLY UNCERTAIN. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THAT PROJECTED OR SUGGESTED DUE TO CERTAIN RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO, THE POTENTIAL FLUCTUATIONS IN THE COMPANY'S OPERATING RESULTS, THE CONDITION OF THE TELECOMMUNICATIONS INDUSTRY WHICH PURCHASES MODULAR STRUCTURES, THE AVAILABILITY AND THE PRICE OF GASOLINE, THE COMPANY'S DEPENDENCE ON CHASSIS SUPPLIERS, INTEREST RATES, THE AVAILABILITY AND COST OF REAL ESTATE FOR RESIDENTIAL HOUSING, THE ABILITY OF THE HOUSING AND BUILDING SEGMENT TO PERFORM IN NEW MARKET SEGMENTS WHERE IT HAS LIMITED EXPERIENCE, COMPETITION, GOVERNMENT REGULATIONS, LEGISLATION GOVERNING THE RELATIONSHIPS OF THE COMPANY WITH ITS
RECREATIONAL VEHICLE DEALERS, THE IMPACT OF CONSUMER CONFIDENCE AND ECONOMIC UNCERTAINTY ON HIGH-COST DISCRETIONARY PRODUCT PURCHASES, FURTHER DEVELOPMENTS IN THE WAR ON TERRORISM AND RELATED INTERNATIONAL CRISES, OIL SUPPLIES, AND OTHER RISKS IDENTIFIED IN THE COMPANY'S SEC FILINGS.

For more information:
     Joseph P. Tomczak
     Executive Vice President and Chief Financial Officer
     574-262-0123

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